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                                    EXHIBIT 3

                                        4



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                           MSG SECURITY SYSTEMS, INC.
                       T/A AMERICAN SECURITY SYSTEMS, INC.

                              FINANCIAL STATEMENTS

                                  JUNE 30, 1995

                           MSG SECURITY SYSTEMS, INC.
                       T/A AMERICAN SECURITY SYSTEMS, INC.

                              FINANCIAL STATEMENTS

                                  JUNE 30, 1995

                                TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----

INDEPENDENT AUDITOR'S REPORT                                            1

FINANCIAL STATEMENTS

  Balance sheets as of June 30, 1994 and 1995                           2

  Statements of operations for the years ended
   June 30, 1994 and 1995                                               3

  Statements of stockholder's equity deficiency
   for the years ended December 31, 1994 and 1995                       4

  Statements of cash flows for the years ended
   June 30, 1994 and 1995                                               5

  Notes to financial statements                                       6 - 8

Stockholder and Director
MSG Security Systems, Inc.
 T/A American Security Systems, Inc.
Elkins Park, Pennsylvania


                          INDEPENDENT AUDITOR'S REPORT


      We have audited the accompanying balance sheets of MSG SECURITY SYSTEMS, INC. T/A AMERICAN SECURITY SYSTEMS, INC. as of June 30, 1994 and 1995, and the related statements of operations, stockholder's equity deficiency and cash flows for each of the two years in the period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MSG Security Systems, Inc. T/A American Security Systems, Inc. as of June 30, 1994 and 1995, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1995, in conformity with generally accepted accounting principles.

      As described in Note 6, in March, 1996, the Company distributed to its stockholder substantially all of its recorded net assets, and all of the outstanding common stock of the Company was sold.

Elkins Park, Pennsylvania
April 24, 1996


                                               /s/ FISCHBEIN & COMPANY, P.C.



                                        1



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                           MSG SECURITY SYSTEMS, INC.
                       T/A AMERICAN SECURITY SYSTEMS, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                              June 30,
                                                       -----------------------
                                                          1994          1995
                                                       ----------   ----------
CURRENT ASSETS
  Cash                                                 $    3,244   $    9,011
  Accounts receivable                                      24,150       37,792
  Inventory                                                 5,000        3,500
  Prepaid expenses and other current assets                   756          605
                                                       ----------   ----------

     Total current assets                                  33,150       50,908

PROPERTY AND EQUIPMENT - Net of
 accumulated depreciation                                   3,695        2,146
                                                       ----------   ----------


                                                       $   36,845   $   53,054
                                                       ==========   ==========


                LIABILITIES AND STOCKHOLDER'S EQUITY DEFICIENCY

CURRENT LIABILITIES
  Accounts payable                                     $   10,678   $    4,248
  Accrued expenses and other current liabilities            4,950       11,407
  Income taxes payable                                                   3,729
  Unearned revenue                                         37,289       41,399
  Due to stockholder                                       45,000       40,000
                                                       ----------   ----------

     Total current liabilities                             97,917      100,783

STOCKHOLDER'S EQUITY DEFICIENCY
  Common stock - Par value $1
   Authorized 1,000 shares
    Issued and outstanding 200 shares                         200          200
  Deficit                                             (    61,272) (    47,929)
                                                       ----------   ----------

                                                      (    61,072) (    47,729)
                                                       ----------   ----------



                                                       $   36,845   $   53,054
                                                       ==========   ==========

See notes to financial statements.

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                           MSG SECURITY SYSTEMS, INC.
                       T/A AMERICAN SECURITY SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS




                                                           Year Ended June 30,
                                                         -----------------------
                                                            1994          1995
                                                         ----------   ----------
OPERATING REVENUES
  Services                                               $  163,223   $  151,746
  Product sales                                             116,787      114,044
                                                         ----------   ----------

                                                            280,010      265,790
                                                         ----------   ----------


DIRECT COSTS
  Services                                                   59,506       33,411
  Product sales                                              47,296       44,882
                                                         ----------   ----------

                                                            106,802       78,293
                                                         ----------   ----------



GROSS PROFIT                                                173,208      187,497
                                                         ----------   ----------



OPERATING EXPENSES
  Selling, general and administrative                       192,428      169,115
  Interest                                                    1,280        1,310
                                                         ----------   ----------

                                                            193,708      170,425
                                                         ----------   ----------


INCOME (LOSS) BEFORE INCOME TAXES (BENEFIT)             (    20,500)      17,072



INCOME TAXES (BENEFIT) - Net of tax benefit of $3,427 - 1995 from the use of net

 operating loss carryforwards                                              3,729
                                                         ----------   ----------


NET INCOME (LOSS)                                       ($   20,500)  $   13,343
                                                         ==========   ==========

See notes to financial statements.

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                           MSG SECURITY SYSTEMS, INC.
                       T/A AMERICAN SECURITY SYSTEMS, INC.

                  STATEMENTS OF STOCKHOLDER'S EQUITY DEFICIENCY

                                         Common
                                          Stock       Deficit       Total
                                        ----------   ----------   ----------
BALANCE - JUNE 30, 1993                 $      200  ($   40,772) ($   40,572)

  Net loss                                          (    20,500) (    20,500)
                                        ----------   ----------   ----------

BALANCE - JUNE 30, 1994                        200  (    61,272) (    61,072)

  Net income                                             13,343       13,343
                                        ----------   ----------   ----------

BALANCE - JUNE 30, 1995                 $      200  ($   47,929) ($   47,729)
                                        ==========   ==========   ==========

See notes to financial statements.

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                           MSG SECURITY SYSTEMS, INC.
                       T/A AMERICAN SECURITY SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
                           Increase (Decrease) in Cash


                                                                 Year Ended June 30,
                                                               -----------------------
                                                                  1994          1995
                                                               ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                           ($   20,500)  $   13,343
  Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities
    Depreciation                                                    2,464        1,549
    (Increase) decrease in accounts receivable                      9,184  (    13,642)
    (Increase) decrease in inventory                          (     2,500)       1,500
    (Increase) decrease in prepaid expenses and
     other current assets                                     (       366)         151
    Increase (decrease) in accounts payable                           617  (     6,430)
    Increase in accrued expenses and other
     current liabilities                                              653        6,457
    Increase in income taxes payable                                             3,729
    Increase in unearned revenue                                    5,429        4,110
                                                               ----------   ----------

       Net cash provided by (used in) operating activities    (     5,019)      10,767


CASH FLOWS FROM INVESTING ACTIVITIES - None


CASH FLOWS FROM FINANCING ACTIVITIES
  Decrease in due to stockholder - Net cash
   used in financing activities                                            (     5,000)
                                                               ----------   ----------

NET INCREASE (DECREASE) IN CASH                               (     5,019)       5,767


CASH - BEGINNING                                                    8,263        3,244
                                                               ----------   ----------

CASH - ENDING                                                  $    3,244   $    9,011
                                                               ==========   ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

  Cash paid during the year for interest                       $    1,280   $    1,310

See notes to financial statements.

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                           MSG SECURITY SYSTEMS, INC.
                       T/A AMERICAN SECURITY SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 1995



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Nature of Business and Concentration of Credit Risk

    The Company's operations consist principally of the sale, installation and monitoring and maintenance services of security and fire alarm systems for residential and commercial properties in the greater Philadelphia, Pennsylvania area. Accounts receivable are from a large number of customers.

    Use of Estimates

    The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Revenue Recognition

    Revenues under contracts for monitoring and service are deferred and recognized ratably over the contract period. The Company recognizes revenue on the sale of alarm systems when installed.

    Allowance for Doubtful Accounts

    An allowance for doubtful accounts is provided by the Company, if necessary, based on historical collection experience and a review of the current status of accounts receivable. At June 30, 1994 and 1995, all uncollectible accounts had been written off and, in the opinion of management, no allowance is necessary.

    Inventory

    Inventory, consisting of alarm systems and parts, is stated at the lower of cost (first-in, first-out method) or market.

    Property and Equipment and Depreciation

    Property and equipment are stated at cost. Expenditures for additions, renewals and betterments are capitalized; expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the accounts and any resulting gain or loss is credited or charged to operations. Depreciation is provided using the straight-line and declining balance methods over the estimated useful lives of the assets.

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                           MSG SECURITY SYSTEMS, INC.
                       T/A AMERICAN SECURITY SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    Income Taxes

    The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Also, the tax benefits resulting from the utilization of net operating loss carryforwards are recorded as ordinary income rather than extraordinary income. A valuation allowance is established for deferred tax assets not expected to be realized.

    The principal differences between the Company's financial reporting and tax bases include accounts receivable and deferred revenue.





2.  PROPERTY AND EQUIPMENT

                                                            1994         1995
                                                         ----------   ----------
        Transportation equipment                         $   11,590   $   11,590
        Office equipment                                      4,803        4,803
                                                         ----------   ----------

                                                             16,393       16,393
        Less accumulated depreciation                        12,698       14,247
                                                         ----------   ----------

                                                         $    3,695   $    2,146
                                                         ==========   ==========






3.  DUE TO STOCKHOLDER

    The balance is due on demand and is noninterest-bearing.

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                           MSG SECURITY SYSTEMS, INC.
                       T/A AMERICAN SECURITY SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 1995

4.  INCOME TAXES

    The differences between the provision for income taxes (benefit) and income taxes (benefit) computed using the federal income statutory tax rate are as follows:

                                                          Year Ended June 30,
                                                        -----------------------
                                                           1994         1995
                                                        ----------   ----------
      Amount computed using the statutory rate         ($    3,075)  $    2,561
      Increase (decrease) in taxes resulting from:
        State taxes - Net of federal taxes                     292        2,895
        Prior net operating loss carryforwards                      (     3,427)
        Federal tax valuation allowance                      2,783        1,700
                                                        ----------   ----------

      Income tax expense (benefit)                      $      -     $    3,729
                                                        ==========   ==========

    At June 30, 1995, the cumulative temporary differences resulted in net deferred tax assets consisting of:

      Accounts receivable                                            $    1,415
      Deferred revenue                                                    9,729
      Miscellaneous                                                         496
                                                                     ----------
                                                                         11,640
      Less valuation allowance                                      (    11,640)
                                                                     ----------

        Deferred tax assets - Net                                    $      -
                                                                     ==========

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                           MSG SECURITY SYSTEMS, INC.
                       T/A AMERICAN SECURITY SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 1995

5.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of estimated fair value of all financial instruments for which it is practicable to estimate fair value.

    The carrying amount of cash approximates its fair value because of its short maturity.

    It was not deemed practicable to estimate the fair value of the amount due to stockholder since this financial instrument is not readily marketable.


6.  SUBSEQUENT EVENT

    On March 29, 1996, the Company distributed to its stockholder substantially all of its net assets other than monitoring and service contracts, and, simultaneously, all of the outstanding common stock of the Company was sold.